MONTHLY SERVICER'S CERTIFICATE
                         ------------------------------
                      (This represents Series 1996-A only)

                     Monthly Period Ending APRIL 30, 1997
                                           --------------
                      Bank of America National Association
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                           BA MASTER CREDIT CARD TRUST
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            1. Capitalized  terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing  Agreement;  provided,  that the
                                                             --------
"preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.04 (b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

            2. Bank of America National Association is Servicer under the Pooling and Servicing Agreement.

            3.    The undersigned is a Servicing Officer.

            4. The date of this Certificate is a Determination Date under the Pooling and Servicing Agreement.

            5.    The aggregate amount of Collections
processed during the preceding Monthly Period was equal to
(excluding Annual Membership Fees and Interchange)...........$    497,660,804.10
                                                              ------------------

            6.    The Aggregate Investor Percentage of
Receivables processed by the Servicer during the preceding
Monthly Period was equal to..................................$     67,306,122.97
                                                              ------------------

            7.    The Aggregate Investor Percentage of
Collections of Finance Charge Receivables processed by the
Servicer during the preceding Monthly Period was equal to
(excluding Annual Membership Fees and Interchange)...........$      6,981,998.93
                                                              ------------------

            8.    The aggregate amount of Receivables
processed by the Servicer as of the end of the last day of
the preceding Monthly Period.................................$    512,496,177.34
                                                              ------------------

            9.    Of the balance on deposit in the Finance
Charge Account, the amount attributable to the Aggregate
Investor Percentage of Collections processed by the Servicer
during the preceding Monthly Period .........................$      7,814,810.60
                                                              ------------------

            10.   Of the balance on deposit in the Principal
Account, the amount attributable to the Aggregate Investor
Percentage of Collections processed by the Servicer during
the preceding Monthly Period.................................$     58,454,478.02
                                                              ------------------

            11.   The aggregate amount, if any, of
withdrawals, drawings or payments under any Credit
Enhancement, if any, required to be made with respect to any
Series outstanding for the preceding Monthly Period..........$              0.00
                                                              ------------------

            12. The Aggregate  Investor  Percentage of
Collections of Principal Receivables processed by the Servicer
during the related Monthly Period is equal to................$     58,454,478.02
                                                              ------------------

            13.   The amount equal to the Aggregate
Investor Percentage of Annual Membership Fees deposited to
the Finance Charge Account or any Series Account on or
before the Transfer Date during the current month is equal
to...........................................................$        205,738.36
                                                              ------------------
            14.   The aggregate amount of Interchange to be
deposited in the Finance Charge Account on the Transfer
Date of the current month is equal to........................$        627,073.31
                                                              ------------------

            15.   The aggregate amount of all sums payable
to the Investor Certificateholder of each Series on the
succeeding Distribution Date with respect to Certificate
Principal....................................................$              0.00
                                                              ------------------

            16.   The aggregate amount of all sums payable
to the Investor Certificateholder of each Series on the
succeeding Distribution Date with respect to Certificate
Interest.....................................................$      2,437,291.68
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            17.   The aggregate amount of Default Amounts
processed by the Servicer as of the end of the last day of
the preceding Monthly Period.................................$     21,736,577.71
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            18.   To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                      None



            IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 19th day of MAY, 1997.
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                                      BANK OF AMERICA NATIONAL ASSOCIATION

                                      Transferor and Servicer



                                      By:  /s/ MARGARET A. SPRUDE
                                           -------------------------------------
                                           Name:   Margaret A. Sprude
                                           Title:  SVP & Chief Financial Officer